News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLC Vision Corporation To Present
At Two Upcoming Investor Conferences

ST. LOUIS, MO, November 21, 2007: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced that executive management will present at two upcoming conferences in December:

•	On Tuesday, December 4, 2007, the Company will present at the BMO Capital Markets Focus on Healthcare Conference at the Millennium Broadway Hotel in New York. The presentation is scheduled for 9:00 a.m. Eastern Standard Time.

•	On Wednesday, December 12, 2007, the Company will present at the RBC Capital Markets Healthcare Conference at the Westin New York at Times Square. The presentation is scheduled for 12:30 p.m. Eastern Standard Time.

Each presentation will be webcast and accessible from the Webcasts link available on the Investor Relations page of the Company’s website www.tlcv.com.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management, and technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.lasik.com. More information about TLCVision can be found on the website at www.tlcv.com.